EXHIBIT 32.01

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Rhonda Rosen, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Blacksands Petroleum, Inc. on Form 10-Q for the fiscal period ended April 30, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Blacksands Petroleum, Inc.

Date: June 15, 2015	By:	/s/ RHONDA ROSEN
	Name:	Rhonda Rosen
	Title:	Interim President (Principal Executive Officer)

I, Donald Giannattasio, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Blacksands Petroleum, Inc. on Form 10-Q for the fiscal period ended April 30, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Blacksands Petroleum, Inc.

Date: June 15, 2015	By:	/s/ DONALD GIANNATTASIO
	Name:	Donald Giannattasio
	Title:	Chief Financial Officer